UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 23, 2013

GLOBAL AXCESS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On April 23, 2013, Global Axcess Corp., a Nevada corporation (the “Company”), and certain affiliates of the Company, entered into a Second Forbearance Agreement and Amendment (the “Forbearance Agreement”) relating to several existing credit facilities with Fifth Third Bank (“Fifth Third”). The Forbearance Agreement (executed and delivered April 23, 2013, dated April 18, 2013 and effective as of February 15, 2013) relates to facilities entered into in connection with:

1. That certain Loan and Security Agreement, as amended (the “Loan and Security Agreement”) and corresponding $5.0 million term note and $2.0 million inventory draw note that were entered into and issued by the Company to Fifth Third on June 18, 2010, and several draw loans that were extended to the Company in 2011 pursuant thereto. The Loan and Security Agreement was previously amended by the first amendment, entered into December 17, 2010, the second amendment entered into January 4, 2012, the third amendment entered into May 10, 2012, the fourth amendment entered into May 31, 2012, the fifth amendment entered into June 30, 2012, the sixth amendment entered into August 13, 2012 and the first Forbearance Agreement and Amendment entered into November 12, 2012 (effective November 8, 2012) (the “First Forbearance Agreement”).

2. That certain 2011-A Loan and Security Agreement, as amended (the “A-Loan”), dated as of September 28, 2011 (providing a $960,000 draw loan facility) and related draw loans that were extended to the Company in 2011 pursuant thereto.

3. That certain 2011-B Loan and Security Agreement, as amended, (the “B-Loan”), dated as of November 23, 2011 (providing a $1.0 million draw loan facility) and related draw loans that were extended to the Company in 2011 pursuant thereto.

4. That certain 2011-C Loan and Security Agreement, as amended (the “C-Loan”, and, collectively with the Loan and Security Agreement, the A-Loan and the B-Loan, the “Loan Agreements”), dated as of December 29, 2011 (providing a $3.0 million draw loan facility) and related draw loans that were extended to the Company in 2011 pursuant thereto.

5. That certain Master Equipment Lease Agreement (the “Lease Agreement”), dated June 18, 2010, and certain related specified loans on various equipments schedules extended to the Company thereunder in 2011 and 2012.

The Forbearance Agreement operates as a forbearance by Fifth Third of its rights against the Company with respect to several existing defaults by the Company under the Loan Agreements and the Lease Agreements. Specifically, Fifth Third agreed not to exercise certain rights in respect to the existing defaults for a period commencing on the date of the Forbearance Agreement and ending on the date which is the earliest of (i) May 7, 2013, (ii) at Fifth Third’s election, the occurrence or existence of any event of default, other than the existing defaults, or (iii) the occurrence of any Termination Event (as defined in the Forbearance Agreement) (the breadth of such time being the “Second Forbearance Period”).

The Forbearance Agreement also operates as an omnibus amendment to certain terms contained in the Loan Agreements, in exchange for certain agreements and representations made by the Company.

Revolving Loans

Under the Forbearance Agreement, Fifth Third agrees to make certain loans available to the Company up to an aggregate principal amount of $1.5 million under the terms of an amended and restated revolving note between the parties, dated January 15, 2013. Interest on these revolving loans will accrue at an annual rate of LIBOR + 12.0%. Proceeds under the revolving loans may only be used as specified in the Company’s approved budget (as discussed below) and the Company was required to pay a $150,000 “Second Forbearance Fee” associated with the loan, which fee was due and payable, in cash, upon the effectiveness of the Forbearance Agreement.

Default Interest Rate

Under the Forbearance Agreement, effective as of January 16, 2013, the applicable loans shall bear interest at a per annum rate equal to the Default Rate (as defined in the Loan Agreements). The portion of such interest accruing at five percent (5%) in excess of the rate otherwise applicable shall be due and payable in cash on the date on which the Second Forbearance Period expires or is otherwise terminated, and thereafter on demand.

Late Payments Fees

Under the Forbearance Agreement, in accordance with Section 3 of the Lease Agreement, if Lessees fail to make any payment of “Rent” on the applicable “Rent Payment Date” (as each term is defined in the Lease Agreement), a late payment fee equal to five percent (5%) of the amount of any such missed payment(s), shall accrue upon the applicable Rent Payment Date on which Lessees fail to make any payment. All late payment fees accrued in accordance with this provision shall be due and payable in cash on the date on which the Second Forbearance Period expires or is otherwise terminated, and thereafter on demand.

Budget Covenants

The Forbearance Agreement also requires the Company to comply with certain cash flow and budget forecast covenants. Specifically, the Company must deliver cash flow forecasts and reconciliations (and explanations of material variances) to Fifth Third on a weekly basis. Pursuant to these covenants (an extension of the requirement put in place by the September 28, 2012 amendment to the Loan Agreements, and by the First Forbearance Agreement), the Company must also (i) generate cash receipts in an amount equal to at least ninety percent (90%) of the aggregate amount set forth in the weekly budget projections (with a reference period beginning on April 15, 2013), and (ii) make aggregate cash disbursements no greater than ten percent (10%) more than the amount set in the weekly budget projections (with a reference period beginning on April 15, 2013). Furthermore, any proceeds collected by the Company based on enumerated collateral (including proceeds from the equity raise described above), must only be used for the purposes specified in the Company’s provided budget.

Cash Management

The Forbearance Agreement also requires the Company to maintain all of their operating accounts with Fifth Third. The Company was required to establish, with Fifth Third, a “Concentration Account” into which funds in excess of $25,000 in other designated accounts would be swept on a daily basis, and out of which funds in excess of $100,000 would be applied on a daily basis to the outstanding balance on the Revolving Loan.

Outside Consultants

The Forbearance Agreement also requires the Company to continue to retain a specified consulting firm, who will monitor and report to Fifth Third on several aspects of the Company’s business and financial condition (an extension and reiteration of the requirement put in place by amendments of the Loan Agreements effective August 13, 2012 and September 28, 2012, and by the First Forbearance Agreement).

Additional Commitments

The following additional commitments were also made by the Company in connection with the Forbearance Agreement:

•	The Company must pay (by the end of the Second Forbearance Period or its earlier termination) the full amount of $250,000 in prior amendment fees due and payable to Fifth Third, which fees were incurred and earned (but have not yet been paid) in connection with amendments to the Loan Agreements and the Lease Agreement on August 13, 2012 and September 28, 2012.

•	The Forbearance Agreement requires that, at all times when the Forbearance Agreement is active, the Company’s Chief Executive Officer and Chief Restructuring Officer shall be Kevin L. Reager (the Company’s current Chief Executive Officer and Chief Restructuring Officer), or such other person as may be agreed to by Fifth Third.

•	The Company is restricted, by the terms of the Forbearance Agreement from making or paying certain distributions or dividends, advances, loans, redemptions, prepayments, management fees, or other specified payments or set-asides.

Except as modified by the Forbearance Agreement, the terms of the Loan Agreements and the Lease Agreement (and each of the related equipment schedules), as amended, remain in full force and effect.

The foregoing description of the Forbearance Agreement, including all exhibits attached thereto, is qualified in its entirety by reference to the text of the Forbearance Agreement, a copy of which is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 4.1.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   Effective April 23, 2013, Michael J. Loiacono resigned as Chief Financial Officer and Chief Accounting Officer of the Company. Mr. Loiacono will remain with the Company for an indeterminate period of time as a consultant to provide transitional services to the Company. The Company wishes to thank Mr. Loiacono for his energy and efforts in serving as Chief Financial Officer. We wish him the best in his future endeavors.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Forbearance Agreement and Amendment, entered April 23, 2013, by and between Global Axcess Corp. (and affiliates) and Fifth Third Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP.

Dated: April 26, 2013	By: /s/ Kevin L. Reager
Name: Kevin L. Reager
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Forbearance Agreement and Amendment, entered April 23, 2013, by and between Global Axcess Corp. (and affiliates) and Fifth Third Bank.